Exhibit 99.1

Fabrinet Announces Third Quarter Fiscal Year 2020 Financial Results

BANGKOK, Thailand – May 4, 2020 – Fabrinet (NYSE: FN), a leading provider of advanced optical packaging and precision optical, electro-mechanical and electronic manufacturing services to original equipment manufacturers of complex products, today announced its financial results for its third quarter ended March 27, 2020.

Seamus Grady, Chief Executive Officer of Fabrinet, said, “We quickly adjusted to a changing business environment in the third quarter to safely remain operational, demonstrating the flexibility inherent in our business model. As a result, our financial results for the quarter were within our guidance ranges. Looking ahead, we will continue to benefit from our flexible operating model and highly variable cost structure to generate solid results during this rapidly changing business environment. Keeping our employees safe and healthy remains our top priority, and this enables us to continue providing the highest levels of service to our customers, reinforcing our strong reputation and leadership position in the market.”

Third Quarter Fiscal Year 2020 Financial Highlights

GAAP Results

•	Revenue for the third quarter of fiscal year 2020 was $411.2 million, compared to revenue of $399.0 million for the comparable period in fiscal year 2019.

•

GAAP net income for the third quarter of fiscal year 2020 was $28.3 million, compared to GAAP net income of $28.6 million for the third quarter of fiscal year 2019. GAAP net income for the third quarter of fiscal year 2020 included a foreign exchange loss of $8 thousand, or $0.00 per diluted share, compared to a foreign exchange loss of $3.1 million, or $0.08 per diluted share, for the third quarter of fiscal year 2019.

•	GAAP net income per diluted share for the third quarter of fiscal year 2020 was $0.75, compared to GAAP net income per diluted share of $0.76 for the third quarter of fiscal year 2019.

Non-GAAP Results

•

Non-GAAP net income for the third quarter of fiscal year 2020 was $34.8 million, compared to non-GAAP net income of $34.3 million for the third quarter of fiscal year 2019. Non-GAAP net income for the third quarter of fiscal year 2020 included a foreign exchange loss of $8 thousand, or $0.00 per diluted share, compared to a foreign exchange loss of $3.1 million, or $0.08 per diluted share, for the third quarter of fiscal year 2019.

•	Non-GAAP net income per diluted share for the third quarter of fiscal year 2020 was $0.92, compared to non-GAAP net income per diluted share of $0.92 for the same period a year ago.

Business Outlook

Based on information available as of May 4, 2020, Fabrinet is issuing guidance for its fourth fiscal quarter of 2020 ending June 26, 2020, as follows:

•	Fabrinet expects fourth quarter revenue to be in the range of $370.0 million to $400.0 million.

•	GAAP net income per diluted share is expected to be in the range of $0.64 to $0.76, based on approximately 37.6 million fully diluted shares outstanding.

•	Non-GAAP net income per diluted share is expected to be in the range of $0.80 to $0.92, based on approximately 37.6 million fully diluted shares outstanding.

Conference Call Information

What:	Fabrinet Third Quarter Fiscal-Year 2020 Financial Results Call
When:	Monday, May 4, 2020
Time:	5:00 p.m. ET
Live Call:	(888) 357-3694, domestic
(253) 237-1137, international
Passcode: 2794510
Replay:	(855) 859-2056, domestic
(404) 537-3406, international
Passcode: 2794510
Webcast:	http://investor.fabrinet.com/ (live and replay)

This press release and any other information related to the call will also be posted on Fabrinet’s website at http://investor.fabrinet.com. A recorded version of this webcast will be available approximately two hours after the call and will be archived on Fabrinet’s website for a period of one year.

About Fabrinet

Fabrinet is a leading provider of advanced optical packaging and precision optical, electro-mechanical, and electronic manufacturing services to original equipment manufacturers of complex products, such as optical communication components, modules and subsystems, automotive components, medical devices, industrial lasers and sensors. Fabrinet offers a broad range of advanced optical and electro-mechanical capabilities across the entire manufacturing process, including process design and engineering, supply chain management, manufacturing, advanced packaging, integration, final assembly and testing. Fabrinet focuses on production of high complexity products in any mix and any volume. Fabrinet maintains engineering and manufacturing resources and facilities in Thailand, the United States of America, the People’s Republic of China and the United Kingdom. For more information visit: www.fabrinet.com.

Forward-Looking Statements

“Safe Harbor” Statement Under U.S. Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include: (1) our expectations that we will continue to benefit from our flexible operating model to generate solid results; (2) our ability to reinforce our reputation and leadership position; and (3) all of the statements under the “Business Outlook” section regarding our expected revenue, GAAP and non-GAAP net income per share, and fully diluted shares outstanding for the fourth quarter of fiscal year 2020. These forward-looking statements involve risks and uncertainties, and actual results could vary materially from these forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: the effects of the coronavirus on our business, particularly the possibility of (1) the growing global economic downturn, (2) extended shutdowns at any of our manufacturing facilities, especially if the outbreak intensifies or returns in various geographic areas, (3) continued disruption to our supply chain, which could increase our costs and affect our ability to procure parts and materials, especially if the outbreak intensifies or returns in various geographic areas, and (4) regional downward demand adjustments from our customers, particularly those in areas affected by the outbreak; less customer demand for our products and services than forecasted; less growth in the optical communications, industrial lasers and sensors markets than we forecast; difficulties expanding into additional markets, such as the semiconductor processing, biotechnology, metrology and materials processing markets; increased competition in the optical manufacturing services markets; difficulties in delivering products and services that compete effectively from a price and performance perspective; our reliance on a small number of customers and suppliers; difficulties in managing our operating costs; difficulties in managing and operating our business across multiple countries (including Thailand, the People’s Republic of China, the U.S. and the U.K.); and other important factors as described in reports and documents we file from time to time with the Securities and Exchange Commission (SEC), including the factors described under the section captioned “Risk Factors” in our Quarterly Report on Form 10-Q, filed on February 4, 2020. We disclaim any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise.

Use of Non-GAAP Financials

We refer to the non-GAAP financial measures cited above in making operating decisions because they provide meaningful supplemental information regarding our ongoing operational performance. Non-GAAP net income excludes: share-based compensation expenses; depreciation of fair value uplift; severance liabilities; expenses related to our CFO search; amortization of intangibles; business combination expenses; amortization of deferred debt issuance costs; expenses related to reduction in workforce; and ASC 606 adjustments. We have excluded these items in order to enhance investors’ understanding of our underlying operations. The use of these non-GAAP financial measures has material limitations because they should not be used to evaluate our company without reference to their corresponding GAAP financial measures. As such, we compensate for these material limitations by using these non-GAAP financial measures in conjunction with GAAP financial measures.

These non-GAAP financial measures are used to: (1) measure company performance against historical results, (2) facilitate comparisons to our competitors’ operating results, and (3) allow greater transparency with respect to information used by management in making financial and operational decisions. In addition, these non-GAAP financial measures are used to measure company performance for the purposes of determining employee incentive plan compensation.

SOURCE: Fabrinet

Investor Contact:

Garo Toomajanian

ir@fabrinet.com

FABRINET

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

(in thousands of U.S. dollars, except share data and par value)	March 27, 2020	June 28, 2019
Assets
Current assets
Cash and cash equivalents	$224,138	$180,839
Short-term restricted cash	7,402	—
Short-term investments	233,622	256,493
Trade accounts receivable, net	283,467	260,602
Contract assets	16,413	12,447
Inventories	290,208	293,612
Other receivable	24,310	—
Prepaid expenses	4,524	8,827
Other current assets	8,774	11,015

Total current assets	1,092,858	1,023,835

Non-current assets
Long-term restricted cash	—	7,402
Property, plant and equipment, net	218,043	210,686
Intangibles, net	3,999	3,887
Operating right-of-use assets	7,175	—
Goodwill	3,571	3,705
Deferred tax assets	4,353	5,679
Other non-current assets	262	124

Total non-current assets	237,403	231,483

Total Assets	$1,330,261	$1,255,318

Liabilities and Shareholders’ Equity
Current liabilities
Long-term borrowings, current portion, net	$12,156	$3,250
Trade accounts payable	240,028	257,617
Contract liabilities	1,941	2,239
Operating lease liabilities, current portion	1,893	—
Income tax payable	2,857	1,801
Accrued payroll, bonus and related expenses	19,959	16,510
Accrued expenses	19,798	8,997
Other payables	28,819	22,634

Total current liabilities	327,451	313,048

Non-current liabilities
Long-term borrowings, non-current portion, net	42,553	57,688
Deferred tax liability	3,684	3,561
Operating lease liabilities, non-current portion	5,024	—
Severance liabilities	16,143	15,209
Other non-current liabilities	1,997	2,713

Total non-current liabilities	69,401	79,171

Total Liabilities	396,852	392,219

Commitments and contingencies
Shareholders’ equity
Preferred shares (5,000,000 shares authorized, $0.01 par value; no shares issued and outstanding as of March 27, 2020 and June 28, 2019)	—	—
Ordinary shares (500,000,000 shares authorized, $0.01 par value; 38,460,931 shares and 38,230,753 shares issued as of March 27, 2020 and June 28, 2019, respectively; and 36,716,828 shares and 36,841,650 shares outstanding as of March 27, 2020 and June 28, 2019, respectively)	385	382
Additional paid-in capital	171,870	158,299
Less: Treasury shares, at cost (1,744,103 shares and 1,389,103 shares as of March 27, 2020 and June 28, 2019, respectively)	(68,501)	(47,779)
Accumulated other comprehensive loss	(10,383)	(2,386)
Retained earnings	840,038	754,583

Total Shareholders’ Equity	933,409	863,099

Total Liabilities and Shareholders’ Equity	$1,330,261	$1,255,318

FABRINET

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (unaudited)

	Three Months Ended		Nine Months Ended
(in thousands of U.S. dollars, except per share data)	March 27, 2020	March 29, 2019	March 27, 2020	March 29, 2019
Revenues	$411,210	$398,951	$1,236,723	$1,179,208
Cost of revenues	(366,874)	(352,193)	(1,097,242)	(1,046,610)

Gross profit	44,336	46,758	139,481	132,598
Selling, general and administrative expenses	(17,111)	(14,132)	(50,189)	(41,296)
Expenses related to reduction in workforce	—	(323)	(16)	(727)

Operating income	27,225	32,303	89,276	90,575
Interest income	2,042	2,144	6,080	4,770
Interest expense	(238)	(1,423)	(2,812)	(3,673)
Foreign exchange loss, net	(8)	(3,055)	(2,949)	(408)
Other income, net	203	159	977	798

Income before income taxes	29,224	30,128	90,572	92,062
Income tax expense	(957)	(1,493)	(5,117)	(4,064)

Net income	28,267	28,635	85,455	87,998

Other comprehensive income (loss), net of tax:
Change in net unrealized (loss) gain on available-for-sale securities	(1,356)	513	(1,403)	1,399
Change in net unrealized loss on derivative instruments	(6,569)	(1)	(6,719)	(2)
Change in net retirement benefits plan – prior service cost	294	—	478	—
Change in foreign currency translation adjustment	(600)	486	(353)	(219)

Total other comprehensive (loss) income, net of tax	(8,231)	998	(7,997)	1,178

Net comprehensive income	$20,036	$29,633	$77,458	$89,176

Earnings per share
Basic	$0.76	$0.78	$2.31	$2.39
Diluted	$0.75	$0.76	$2.27	$2.35

Weighted-average number of ordinary shares outstanding (thousands of shares)
Basic	36,987	36,891	36,970	36,786
Diluted	37,797	37,539	37,696	37,383

FABRINET

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

	Nine Months Ended
(in thousands of U.S. dollars)	March 27, 2020	March 29, 2019
Cash flows from operating activities
Net income for the period	$85,455	$87,998
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	23,115	22,521
Loss on disposal of property, plant and equipment	444	81
Loss on disposal of intangibles	—	149
Gain from sales and maturities of available-for-sale securities	(93)	(196)
Accretion of premiums on short-term investments	(624)	(604)
Amortization of deferred debt issuance costs	18	—
(Reversal) allowance for doubtful accounts	(17)	12
Unrealized loss (gain) on exchange rate and fair value of foreign currency forward contracts	942	(5,351)
Unrealized loss on fair value of interest rate swaps	1,672	1,564
Amortization of fair value at hedge inception of interest rate swaps	(838)	—
Share-based compensation	18,301	13,373
Deferred income tax	1,335	438
Other non-cash expenses	(559)	(699)
Changes in operating assets and liabilities
Trade accounts receivable	(23,136)	(17,942)
Contract assets	(3,966)	(666)
Inventories	3,404	(36,418)
Other current assets and non-current assets	5,830	(1,568)
Trade accounts payable	(15,571)	37,576
Contract liabilities	(298)	—
Income tax payable	1,056	1,942
Severance liabilities	2,266	1,841
Other current liabilities and non-current liabilities	5,712	1,453

Net cash provided by operating activities	104,448	105,504

Cash flows from investing activities
Purchase of short-term investments	(123,980)	(202,328)
Proceeds from sales of short-term investments	48,808	85,941
Proceeds from maturities of short-term investments	97,358	50,370
Funds provided to customer to support transfer of manufacturing operations	(24,310)	—
Purchase of property, plant and equipment	(27,482)	(13,211)
Purchase of intangibles	(797)	(290)
Proceeds from disposal of property, plant and equipment	1,482	473

Net cash used in investing activities	(28,921)	(79,045)

Cash flows from financing activities
Payment of debt issuance costs	(153)	—
Proceeds from long-term borrowings	60,938	—
Repayment of long-term borrowings	(67,032)	(2,438)
Repayment of finance lease liabilities	(304)	(342)
Repurchase of ordinary shares	(20,722)	(5,378)
Release of restricted cash held in connection with business acquisition	—	(3,478)
Withholding tax related to net share settlement of restricted share units	(4,727)	(10,427)

Net cash used in financing activities	(32,000)	(22,063)

Net increase in cash, cash equivalents and restricted cash	43,527	4,396

Movement in cash, cash equivalents and restricted cash
Cash, cash equivalents and restricted cash at beginning of period	188,241	161,433
Increase in cash, cash equivalents and restricted cash	43,527	4,396
Effect of exchange rate on cash, cash equivalents and restricted cash	(228)	578

Cash, cash equivalents and restricted cash at end of period	$231,540	$166,407

Non-cash investing and financing activities
Construction, software and equipment-related payables	$11,906	$3,286

FABRINET

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)

The following table provides a reconciliation of cash, cash equivalents and restricted cash reported within the unaudited condensed consolidated balance sheets that sum to the total of the same amounts shown in the unaudited condensed consolidated statements of cash flows:

(amount in thousands)	As of March 27, 2020	As of March 29, 2019
Cash and cash equivalents	$224,138	$166,407
Restricted cash	7,402	—

Cash, cash equivalents and restricted cash	$231,540	$166,407

FABRINET

RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES

	Three Months Ended				Nine Months Ended
	March 27, 2020		March 29, 2019		March 27, 2020		March 29, 2019
(in thousands of U.S. dollars, except per share data)	Net income	Diluted EPS	Net income	Diluted EPS	Net income	Diluted EPS	Net income	Diluted EPS
GAAP measures	28,267	0.75	28,635	0.76	85,455	2.27	87,998	2.35
Items reconciling GAAP net (loss) income & EPS to non-GAAP net income & EPS:
Related to cost of revenues:
Share-based compensation expenses	1,489	0.04	1,237	0.03	4,800	0.13	4,384	0.12
Depreciation of fair value uplift	86	0.00	82	0.00	247	0.01	255	0.01
ASC 606 adoption impact on gross profit	—	—	—	—	—	—	(31)	(0.00)

Total related to gross profit	1,575	0.04	1,319	0.04	5,047	0.13	4,608	0.12

Related to selling, general and administrative expenses:
Share-based compensation expenses	4,629	0.12	3,187	0.08	13,501	0.36	8,989	0.24
Expenses related to CFO search	—	—	285	0.01	—	—	857	0.02
Amortization of intangibles	145	0.00	163	0.00	431	0.01	531	0.01
Business combination expenses and consulting fee	—	—	88	0.00	—	—	328	0.01
Severance liabilities	150	0.00	348	0.01	150	0.00	949	0.03

Total related to selling, general and administrative expenses	4,924	0.13	4,071	0.11	14,082	0.37	11,654	0.31

Related to other incomes and other expenses:
Other expenses in relation to reduction in workforce	—	—	323	0.01	16	0.00	727	0.02
Amortization of debt issuance costs	8	0.00	—	—	18	0.00	—	—

Total related to other incomes and other expenses	8	0.00	323	0.01	34	0.00	727	0.02

Total related to net income & EPS	6,507	0.17	5,713	0.15	19,163	0.51	16,989	0.45

Non-GAAP measures	34,774	0.92	34,348	0.92	104,618	2.78	104,987	2.81

Shares used in computing diluted net income per share
GAAP diluted shares		37,797		37,539		37,696		37,383
Non-GAAP diluted shares		37,797		37,539		37,696		37,383

FABRINET

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW

(amount in thousands)	Three Months Ended		Nine Months Ended
	March 27, 2020	March 29, 2019	March 27, 2020	March 29, 2019
Net cash provided by operating activities	$51,838	$36,206	$104,448	$105,504
Less: Purchase of property, plant and equipment	(12,071)	(3,479)	(27,482)	(13,211)

Non-GAAP free cash flow	$39,767	$32,727	$76,966	$92,293

FABRINET

GUIDANCE FOR QUARTER ENDING JUNE 26, 2020

RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES

Diluted EPS
GAAP net income per diluted share:	$0.64 to $0.76
Related to cost of revenues:
Share-based compensation expenses	0.04

Total related to gross profit	0.04

Related to selling, general and administrative expenses:
Share-based compensation expenses	0.12

Total related to selling, general and administrative expenses	0.12

Total related to net income & EPS	0.16

Non-GAAP net income per diluted share	$0.80 to $0.92